UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2005

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Drive Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 23, 2005, upon the recommendation of its Compensation Committee (the “Committee”), the Board of Directors of The Medicines Company (the “Company”) approved full acceleration of the vesting of each otherwise unvested stock option (i) with an exercise price per share equal to or greater than $20.50, (ii) granted under the Company’s 1998 Stock Incentive Plan, 2000 Outside Director Stock Option Plan, 2001 Non-Officer, Non-Director Employee Stock Incentive Plan or 2004 Stock Incentive Plan and (iii) held by employees, officers and non-employee directors of the Company. This acceleration of vesting became effective as of December 23, 2005, and affects options to purchase approximately 3,894,350 million shares of the Company’s common stock, par value $0.001 per share (the “Shares”), including options to purchase approximately 1,613,450 shares held by officers at or above the level of vice president (including executive officers) and options to purchase approximately 235,000 shares held by non-employee directors.  These options would have otherwise vested between December 23, 2005 and October 1, 2009.

As a condition to the acceleration, the Committee also required that each officer at or above the level of vice president (including the executive officers) and each non-employee director enter into a lock-up agreement (the “Lock-Up”) prohibiting the sale of any Shares acquired upon the exercise of accelerated options until the earliest of (i) the date on which the exercise would have been permitted if the option’s vesting schedule had not been accelerated, (ii) the officer’s or director’s last day of employment or service with the Company or (iii) a “change in control” (as defined in the Lock-Up).

The decision to accelerate vesting of these out-of-the-money options was made primarily to minimize certain future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to these options pursuant to Financial Accounting Standards Board Statement No. 123  (revised 2004), Share-Based Payment, which becomes effective as to the Company for reporting periods beginning after December 31, 2005.  The Company expects that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $22.2 million, which would otherwise have been recognized over the respective vesting periods of the individual options.

Forward-Looking Statements

Certain statements in this Report on Form 8-K that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in these forward-looking statements. Such forward-looking statements include, without limitation, those related to the Company’s expectations regarding the impact of the accelerated vesting of options on its financial results in the future.  Important factors that may affect such forward-looking statements include, Financial Accounting Standards Board Statement No. 123  (revised 2004), Share-Based Payment (“Statement 123R”) could be changed, amended or interpreted in a manner that would change the Company’s current assessment of the effects of the adoption of Statement 123R on the acceleration of the vesting of stock options, the assumptions inherent in option pricing models under Statement 123R and the final results of the closing of the Company’s books for future financial periods, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the risk factors described in the Company’s Quarterly Report on Form 10-Q filed on November 8, 2005.  The Company specifically disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: December 28, 2005	By:	/s/ Steven H. Koehler
Steven H. Koehler
Senior Vice President and Chief Financial Officer